SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 1999

                                OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-19278                     13-3357370
(State or other jurisdiction         (Commission                 (IRS Employer
      or incorporation)              File Number)                Identification)



51 James Way, Eatontown, New Jersey                                   07724
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code                (732) 542-2800



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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                              Item 5. Other Events


     Osteotech, Inc. ("Osteotech") previously reported on a Form 8-K dated April 15, 1999, that GenSci Regeneration Sciences Inc. ("GenSci"), had made a motion in the United States District Court for the Central District of California to amend its patent infringement claims against Osteotech to allege that Grafton(R) DBM Gel and Grafton(R) DBM Putty were infringing products. GenSci also amended its complaint to add claims of contributory infringement and inducement of infringement against Osteotech, in addition to its prior claims of direct infringement. Lastly, GenSci's amended complaint adds to its false advertising claims against Osteotech allegations that persons acting on Osteotech's behalf or with its consent have made misleading statements with respect to GenSci's products. This motion has been granted. Osteotech believes all of GenSci's claims to be without merit and intends to vigorously defend against them, and has filed an amended answer that is consistent with this position.

     Certain information included in this report contains forward looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements are based on assumptions that Osteotech believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially, include but are not limited to, the uncertainties involved in any litigation, including litigation involving the enforcement of patents, and other factors which are detailed from time to time in Osteotech's SEC filings, including Osteotech's Report on Form 10-K dated December 31, 1998, incorporated herein by reference, for a description of such factors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 1999

                                         OSTEOTECH, INC.
                                         (Registrant)

                                         By: /s/ MICHAEL J. JEFFRIES
                                             ---------------------------
                                              Michael J. Jeffries
                                              Executive  Vice President,
                                              Chief Operating Officer and
                                              Chief Financial  Officer
                                              And Secretary